UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2004

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034
(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Supplemental Indenture No. 1

Section 1 — Registrant’s Business Operations

Item 1.01 — Entry into a Material Definitive Agreement.

On August 26, 2004, Lear Corporation (“Lear”), certain Subsidiary Guarantors named therein and The Bank of New York, as Trustee, entered into Supplemental Indenture No. 1 (the “Supplemental Indenture”) which amended certain terms of an Indenture, dated as of February 20, 2002 (the “Indenture”), providing for the issuance of Zero-Coupon Convertible Senior Notes due February 20, 2022 (the “Notes”). The Indenture provides holders of the Notes with the right, under certain circumstances, to require Lear to purchase the Notes upon a Fundamental Change (as defined in the Indenture) and on certain specified dates. Pursuant to the Indenture, Lear had the right to elect to pay the purchase price payable upon exercise of such put rights in cash, Lear’s common stock or a combination thereof. Pursuant to the terms of the Supplemental Indenture, Lear has surrendered the right to elect to pay such amounts in common stock, and will instead pay such amounts, if required, in cash. Payment of such amounts in cash is consistent with Lear’s previously disclosed intentions. The Supplemental Indenture does not affect Lear’s obligation to deliver shares of common stock upon conversion of the Notes should they become convertible. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits.

Item 9.01 — Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 4.1	Supplemental Indenture No. 1, dated as of August 26, 2004, among Lear Corporation, the Subsidiary Guarantors named therein and The Bank of New York, as trustee.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: August 26, 2004	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture No. 1, dated as of August 26, 2004, among Lear Corporation, the Subsidiary Guarantors named therein and The Bank of New York, as trustee.

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